Digitiliti Announces Annual Meeting Board Election and Web Posting of Shareholder Presentation

St. Paul, MN (October 15, 2009) – Digitiliti, Inc. (PINK:DIGI) held its annual stockholder meeting at its corporate headquarters in Saint Paul, MN.    A quorum of shareholders present and by proxy voted to elect the following individuals to the Board of Directors continuing for another one year term; Roy Bauer, Kedar Belhe, and Karen Larson.  The terms of directors Rick Rickenbach and Benno Sand continue until the 2010 annual meeting.  These individuals are current Board members whose bio’s are posted on the www.digitiliti.com/digi_bod.aspx.

In addition, a copy of the presentation given to those shareholders present at the meeting and an associated set of questions and answers prepared by management are posted on the Digitiliti web site at www.digitiliti.com/shareholderinfo.aspx.

About Digitiliti, Inc.:

Digitiliti, based in St. Paul, Minnesota, is a pioneer and technology leader in the on-line data management business.  Digitiliti’s fast growth results from its focus on providing SMB/SME companies with enterprise class features and services that are easy to use.  Digitiliti services include comprehensive off-site data protection, on-demand user scalability, rapid file restoration and disaster recovery of data.

Forward Looking Statements:

This release may contain forward-looking statements subject to risks outlined in SEC filings and referenced materials.  The Company does not undertake to update forward-looking statements in this release to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking information.

Contacts:

Digitiliti, Inc.

Bill McDonald, 651-925-3200